     EXHIBIT 11.1 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
     (Unaudited)

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                                                     Three Months   Three Months    Nine Months    Nine Months
                                                        Ended          Ended          Ended          Ended
                                                     September 30,  September 30,  September 30,  September 30,
                                                         1997           1996           1997           1996
                                                     -------------  -------------  -------------  -------------
                                                               (In thousands, except per share data)

NET INCOME                                                 $365           $628          $1,155        ($1,036)
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------
PER SHARE DATA:
Net income per common equivalent share,
  primary                                                 $0.05          $0.08           $0.15         ($0.13)
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------
Net income per common equivalent share,
  fully diluted                                           $0.05          $0.08           $0.15         ($0.13)
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES:
Primary:
  Weighted average number of common
  shares outstanding                                      7,944          7,791           7,901          7,755
Common equivalent shares:
  Warrants                                                    0              3               0              0
  Options                                                    61            232              68              0
                                                     -------------  -------------  -------------  -------------
                                                          8,004          8,026           7,969          7,755
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------

Fully diluted:
  Weighted average number of common
  shares outstanding                                      7,944          7,791           7,901          7,755
Common equivalent shares:
  Warrants                                                    0              3               0              0
  Options                                                    61            244              68              0
                                                     -------------  -------------  -------------  -------------
                                                          8,004          8,038           7,969          7,755
                                                     -------------  -------------  -------------  -------------
                                                     -------------  -------------  -------------  -------------
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